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                                                                     EXHIBIT 8.1

             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]

                 WRITER'S DIRECT DIAL NUMBER (214) 969-2800


                                 July __, 1998


Tatham Offshore, Inc.
7400 Chase Tower
600 Travis Street
Houston, Texas  77002

Dear Sir or Madam:

         We have reviewed the section entitled "Federal Income Tax Consequences" in the Registration Statement on Form S-1 (the "Registration Statement") filed on July __, 1998 by Tatham Offshore, Inc., a Delaware corporation ("Tatham"). Capitalized terms used herein have the meanings ascribed to them in the Registration Statement.

         The following opinion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated under the Code, judicial authority and current published revenue rulings and procedures, all as of the date of this letter, and all of which may change at any time. Any change in the relevant law could change our conclusions and render our opinion inapplicable. This opinion represents our best legal judgment and has no binding effect on the Internal Revenue Service (the "IRS") or any court. Accordingly, no assurance can be given that the IRS or a court would concur with the conclusions reached herein.

         Based on and subject to the foregoing, it is our opinion that the statements in the Registration Statement set forth under the heading "Federal Income Tax Consequences," to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, fairly summarize the material federal income tax consequences that are likely to be material to a holder of DeepTech common stock receiving Rights in the Rights Offering.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm and this opinion in the Registration Statement.


                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                    /s/ Akin, Gump Strauss, Hauer & Feld, L.L.P.